PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Intends to Float Gaming Payments Subsidiary on London’s AIM

— Minority Interest to be Sold through London-Based Numis Securities —

Montreal, Quebec, April 15, 2005. Optimal Group Inc. (NASDAQ:OPMR) today announced that it intends to sell a minority interest in a new subsidiary based in Dublin and incorporated in the Republic of Ireland, to be named FireOne Group plc, through a flotation on AIM, the London Stock Exchange’s global market for growing companies, and has engaged Numis Securities Limited in connection with the flotation. Numis Securities is part of the investment banking and stockbroking group Numis Corporation. Following the completion of the flotation, Optimal Group will remain the majority shareholder of FireOne.

FireOne and its subsidiaries will carry on the activities that relate to the processing of on-line gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne will continue to offer FirePay for non-gaming purchases as well.

Further details of the intended transaction will be released in due course.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America and the United Kingdom. Through Optimal Payments, we provide technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal Payments processes credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, as well as processing checks and direct debits online and by phone. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts. For more information about Optimal, please visit the company’s website at www.optimalgrp.com.

David Schwartz
Vice-President, Investor Relations
Optimal Group Inc.
(514) 733-5403 ext. 1429
david@optimalgrp.com

The securities of FireOne Group plc will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of that Act. No offer or invitation to acquire shares in FireOne Group plc or Optimal Group Inc. is being made by or in connection with this release. Any such offer will be made solely by means of a prospectus to be published in due course and any acquisition of shares should be made solely on the basis of the information contained in such prospectus and any supplements thereto. The value of shares can go down as well as up. Persons needing advice should consult a professional adviser.

Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as the following: our ability to retain key personnel is important to our growth and prospects; we may be unable to find suitable acquisition candidates and may not be able to successfully integrate businesses that may be acquired into our operations; our contracts for hardware maintenance and repair outsourcing services may not be renewed or may be reduced; our hardware maintenance and repair outsourcing services business is affected by computer industry trends; our hardware maintenance and repair outsourcing services business operates in a market subject to rapid technological change; our per incident hardware maintenance and repair outsourcing services revenues are variable; we operate in a highly competitive market and there is no assurance that we will be able to compete successfully against current or future competitors; we rely on single suppliers for some of our inventory; we may not be able to accurately predict our inventory requirements; our hardware maintenance and repair outsourcing services business may be subject to unforeseen difficulties in managing customers’ equipment; our hardware maintenance and repair outsourcing services business may fail to price fixed fee contracts accurately; our payments business is at risk of loss due to fraud and disputes; our payments business may not be able to safeguard against security and privacy breaches in our electronic transactions; our payment system might be used for illegal or improper purposes; we must comply with credit card and check clearing association rules and practices which could impose additional costs and burdens on our payments business; we may not be able to develop new products that are accepted by our customers; the failure of our systems, the systems of third parties or the internet could negatively impact our business systems or our reputation; the legal status of internet gaming is uncertain and future regulation may make it costly or impossible to continue processing for gaming merchants; we face uncertainties with regard to lawsuits, regulations and similar matters; increasing government regulation of internet commerce could make it more costly or difficult to continue our payments business; we rely on strategic relationships and suppliers; it may be costly and/or time-consuming to enforce our rights with respect to assets held in foreign jurisdictions; our ability to protect our intellectual property is key to the future growth of our payments business; we operate in a competitive market for our products and services; our business systems are based on sophisticated technology which may be negatively affected by technological defects and product development delays; our payments business relies upon encryption technology to conduct secure electronic commerce transactions; the ability of our payments business to process electronic transactions depends on bank processing and credit card systems; we are subject to exchange rate fluctuations between the U.S. and Canadian dollars; we may be subject to liability or business interruption as a result of unauthorized disclosure of merchant and cardholder data that we store; our business is subject to fluctuations in general business conditions; we may be subject to additional litigation stemming from our operation of the U-Scan self-checkout business.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Legal Proceedings” and “Forward Looking Statements” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

All information in this release is as of April 15, 2005. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.